UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2008

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements

Executive Cash Incentive Plan

At the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of STEC, Inc. (the “Company”) held on May 28, 2008, the Company’s shareholders approved the STEC, Inc. Executive Cash Incentive Plan (the “Plan”). The Plan was adopted by the Company’s Compensation Committee (the “Committee”) on March 3, 2008, subject to shareholder approval. Under the Plan, incentive bonuses, qualifying as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), may be provided to certain executive officers. The Plan will be in effect for the year ending December 31, 2008 and for each of the next four years through the year ending December 31, 2012. Executive officers and key employees of the Company and its subsidiaries who are chosen by the Committee are eligible to participate in the Plan. The Plan is administered by the Committee or a sub-committee selected by the Committee to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m)).

Under the Plan, participants will be eligible to receive cash awards each year during the term of the Plan based upon the attainment of the performance objectives established by the Committee for such year. The Committee will, within the first ninety days of each year during the term of the Plan, establish the specific performance objectives for that year. Performance objectives may be based on a combination of corporate and individual performance goals. The performance objective may differ for each participant. In no event may a performance objective be established at a time when no substantial uncertainty exists as to its attainment. At the time the performance objectives for a particular year are established, the Committee will also set the annual target bonus potential for each participant based on a percentage of such participant’s annual base salary in effect at the end of such year. Awards will be earned by each participant based upon the level of attainment of his goals during the applicable performance period; provided that the Committee may reduce the amount of any award in its sole and absolute discretion. As soon as practicable after the end of the applicable performance period, the Committee will determine the level of attainment of the goals for each participant and the award to be made to each participant. Awards earned during any performance period will be paid as soon as practicable following the end of such performance period and the determination of the amount thereof will be made by the Committee. Payment of bonus awards will be made in the form of cash. The maximum amount of an award under the Plan that is intended to qualify as performance-based compensation for purposes of Section 162(m) to a single participant shall not exceed $2,000,000.

A more complete description of the terms of the Plan can be found in “Proposal No. 2—Approval of STEC, Inc. Executive Cash Incentive Plan” in the Company’s definitive proxy statement dated April 25, 2008, and filed with the Securities and Exchange Commission on April

25, 2008, which description is incorporated by reference herein. The foregoing description of the Plan and the description incorporated by reference from the Company’s definitive proxy statement are qualified in their entirety by reference to the Plan, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: May 30, 2008	By:	/s/ Dan Moses
Dan Moses Chief Financial Officer and Executive Vice President